Exhibit 99.1

AMENDMENT NO. 5

TO

TRANSITION SERVICES AGREEMENT

AMENDMENT NO. 5 (this “Amendment”) dated as of May 29, 2008, to the Transition Services Agreement (as previously amended, the “Agreement”) among MPC-PRO, LLC, a Delaware limited liability company (“Buyer”) and GATEWAY, INC., a Delaware corporation (“Seller”).

WHEREAS, the parties to the Agreement desire to amend the Agreement as set forth in this Amendment;

ACCORDINGLY, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment and the Agreement, as applicable, and for other good and valuable consideration (the receipt and sufficiency are hereby acknowledged and intending to be legally bound hereby), the parties hereto hereby agree as follows:

1.         Balance Payoff. As of May 23, 2008, the outstanding balance payable by Buyer to Seller (a) for Buy/Sell Activity and Extended Services under the Agreement was twelve million, one-hundred and four thousand, five-hundred and sixty-five dollars and thirty cents ($12,104,565.30) (the “TSA Outstanding Balance”), and (b) for certain inventory purchases was two million, forty-three thousand, three hundred and two dollars and ninety-two cents ($2,043,302.92) (the “Inventory Purchase Balance”). In addition, if Hynix Semiconductor America, Inc. (“Hynix”), elects to pursue Seller on the indebtedness of Gateway PRO Partners, LLC (“Pro Partners”) under the Continuing Guaranty dated January 1, 2008 among Seller, Hynix and Pro Partners, then Buyer agrees to pay Seller any amounts paid to Hynix, plus any costs incurred by Seller (“Guaranty Liability”). Finally, if Seller is required to pay any tooling costs for which Buyer is responsible, in accordance with Schedule 2.01(d) to the Asset Purchase Agreement dated September 4, 2007 between MPC Corporation, Buyer, Seller and Gateway Technologies, Inc., then Buyer agrees to reimburse Seller for those payments (“Unpaid Tooling Costs”). The TSA Outstanding Balance, the Inventory Purchase Balance, the Guaranty Liability, and the Unpaid Tooling Costs are referred to in the aggregate as the “Outstanding Balance.”

2.         Payment Schedule. Notwithstanding any other provision set forth in the Agreement, payment for the Outstanding Balance, plus any additional amounts that become due and payable for Buy/Sell Activity or Extended Services shall be paid, without interest, as follows: (i) Five Hundred Thousand and No/100 Dollars ($500,000.00) per month on or before the 15th day of each month for two (2) months, commencing June 15, 2008; (ii) Three Million Dollars ($3,000,000.00) per month on or before the 15th day of each month for three (3) months, commencing August 15, 2008; and (iii) the remaining Outstanding Balance paid in its entirety on November 15, 2008.

3.         Funds Received in Error. If either party receives funds in error that should have properly been received by the other party; the party receiving the funds in error shall reconcile,

settle and pay all funds received in error to the other party via wire transfer within 48 hours of receipt of the funds in error. Buyer acknowledges that it has already received funds in error, but has failed to pay Seller. As of May 23, 2008, the amount of funds that Buyer has received in error and not paid to Seller is four-hundred ($402,503.04). Buyer agrees to pay these amounts to Seller no later May 30, 2008

4.         No Other Change. This Amendment shall constitute an amendment of the Agreement pursuant to Section 15 thereof. Except as expressly set forth in this Amendment, the Agreement is and shall continue to be in full force and effect and, as so amended hereby, is hereby ratified and confirmed in all respects.

5.         Governing Law. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.         Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

MPC-PRO, LLC
By:	/s/ Curtis Akey
	Name:	Curtis Akey
	Title:	CFO

GATEWAY, INC.
By:	/s/ Neal West
	Name:	Neal West
	Title:	VP, Controller

[Signature Page to Amendment No. 5 to Transition Services Agreement]